UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Aero Holdings Corp.

(Name of small business issuer in its charter)

Delaware	4512	68-0585823
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7633 East 63rd St., Suite 300, Tulsa, Oklahoma 74133
(352) 361-1659
(Address and telephone number of principal executive offices)

7633 East 63rd St., Suite 300, Tulsa, Oklahoma 74133
(Address of principal place of business or intended principal place of business)

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock, par value $0.001 per share	$15,000,000	30,000,000 (1)	$0.50	$1,765.50 (2)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Disclosure alternative used (check one): Alternative 1   Alternative 2 X

(1) Common shares issuable to Dutchess Private Equities Fund, LP under an investment agreement whereby Dutchess agreed to purchase up to $15,000,000 of common stock over a thirty-six month period. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated May 02, 2006

PROSPECTUS

Eagle Aero Holdings Corp.
30,000,000 Shares of Common Stock

The selling shareholder named in this prospectus is offering 30,000,000 shares of common stock of Eagle Aero Holdings Corp.  We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has set an offering price for these securities of $0.50 per share and an offering period of thirty-six months from the date of this prospectus. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by Selling Shareholder	Price To Public	Selling Agent Commissions	Proceeds to Selling Shareholder
Per Share	$0.50	Not applicable	$0.50
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	$15,000,000.00	Not applicable	$15,000,000.00

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $20,000. Eagle Aero Holdings Corp. will pay these expenses.

This Prospectus is dated May 02, 2006.

Eagle Aero Holdings Corp.
7633 East 63rd St., Suite 300
Tulsa, Oklahoma 74133
Phone: 352-361-1659
Fax: 918-449-8344

SUBJECT TO COMPLETION, DATED MAY 02, 2006

PROSPECTUS

Eagle Aero Holdings Corp.

30,000,000 Shares of Common Stock

This prospectus covers the resale of an aggregate 30,000,000 shares of common stock, par value $0.001, by Dutchess Private Equities Fund, LP, a selling stockholder under this prospectus.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." The selling stockholders will sell the shares at prices determined by the prevailing market prices for the shares or in privately negotiated transactions.

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 10.

Dutchess Private Equities Fund, LP, a selling stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended, with respect to the shares being offered hereby that it shall purchase from us under the investment agreement. Selling stockholders may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 02, 2006

TABLE OF CONTENTS

THE OFFERING	6
SUMMARY FINANCIAL DATA	7
RISK FACTORS	9
(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	9
(b) RISKS RELATED TO THE AIRLINE INDUSTRY	11
(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	15
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
DILUTION	19
USE OF PROCEEDS TO ISSUER	19
SELLING STOCKHOLDER	20
PLAN OF DISTRIBUTION	20
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
REMUNERATION OF DIRECTORS AND OFFICERS	25
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	25
DESCRIPTION OF SECURITIES	25
LEGAL MATTERS	26
EXPERTS	26
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
DESCRIPTION OF BUSINESS	27
Our Business Opportunity	29
Executing Our Business Development Strategy	30
Eagle Aero’s Competitive Advantages	32
Services and Products	32
Market Analysis: The Aviation Industry	34
Market Information	37
Description of the Competition	37

COMPLIANCE WITH GOVERNMENT REGULATION	38
EMPLOYEES	39
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	39
LIQUIDITY AND CAPITAL RESOURCES	40
CRITICAL ACCOUNTING POLICIES AND ESTIMATES	40
DESCRIPTION OF PROPERTY	40
FINANCIAL COMMITMENTS	41
EXECUTIVE COMPENSATION	42
STOCK INCENTIVE PLAN	43
COMPENSATION OF DIRECTORS	43
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	43
MARKET FOR COMMON EQUITY	44
SEC POSITION ON INDEMNIFICATION	44
AVAILABLE INFORMATION	44
REPORTS TO STOCKHOLDERS	44
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
NOTES TO FINANCIAL STATEMENTS	46
DEALER PROSPECTUS DELIVERY OBLIGATION	51
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	54
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS	54
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	54
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	54
ITEM 27. INDEX TO EXHIBITS	55
ITEM 28. UNDERTAKINGS	55
SIGNATURES	57

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Eagle Aero Holdings Corp. as "we," "us," "our," "Eagle Aero” and the “Company.”

Eagle Aero Holdings Corp.

Eagle Aero Holdings Corp. (“Eagle Aero”, the “Company”) was founded in the State of Delaware on May 12, 2004, and was formed to operate, acquire and develop regional carriers and aviation related businesses. The Company has identified a number of aviation or aviation related businesses that are currently available for acquisition as either wholly owned or majority owned subsidiaries. We plan to develop our own regional carrier operations while we pursue potential new acquisitions. Our goal is to acquire businesses that complement and strengthen our core regional carrier operations.

The acquisition of independent regional and medium haul international carriers that have existing contracts or pending contracts with major airlines will allow Eagle Aero to capitalize on the strengths and synergies of the combined businesses, and eliminate the operational weaknesses of the acquired companies. By standardizing systems operations, Eagle Aero believes that it can increase the value of each of the companies that it acquires. Eagle Aero has also identified developmental projects that could further increase shareholder value. With our management’s extensive experience in the airline industry, and aviation finance in general, we believe that our Company has the ability to become a driving force in the United States and beyond.

THE OFFERING

Securities offered.........................................................................................................................	30,000,000 shares of common stock
Selling shareholder(s).................................................................................................................	1 (Dutchess Private Equities Fund, LP)
Offering price...............................................................................................................................	$0.50 per share
Shares outstanding prior to the offering.................................................................................	44,001,500 shares of common stock
Shares to be outstanding after the offering............................................................................	74,001,500 shares of common stock
Use of proceeds..........................................................................................................................	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

This prospectus relates to the sale of up to 30,000,000 shares of our common stock by the selling stockholder identified in the section of this prospectus entitled "Selling Stockholders." These 30,000,000 shares are being offered hereby by Dutchess Private Equities Fund, LP, a selling stockholder under this prospectus.

On March 13, 2006, we entered into an Investment Agreement with Dutchess Private Equities Fund, LP, a Delaware limited partnership. Under the terms of the agreement, Dutchess has agreed to purchase from us up to $15,000,000 of our common stock over a thirty-six (36) month period. After a registration statement covering the resale of up to 30,000,000 shares of our common stock is declared effective, we have the right to deliver a put notice and sell to Dutchess (i) $100,000 of our common stock or (ii) 200%

of the average daily volume of our common stock for the 10 trading days prior to the put notice date, multiplied by the average of three daily closing bid prices immediately preceding the put date. The purchase price per share identified in each put notice will be equal to 93% of the lowest closing best bid price of the Company's common stock during five trading days after the applicable put notice date.

Pursuant to the terms of the agreement, we have the right to control the timing and amount of stock sold to Dutchess. We are not entitled to submit a put notice until after the closing of the previous put notice. Pursuant to the agreement, upon receipt of a put notice, Dutchess will be required to purchase from us during the applicable pricing period a number of shares having an aggregate purchase price equal to the lesser of (i) the put amount identified in the put notice, and (ii) 20% of the aggregate trading volume of our common stock during the pricing period multiplied by the lowest closing bid price during the applicable pricing period. In addition, the agreement requires us to pay a registered broker dealer 2.5% of the put amount on each draw toward the placement agent fee up to a total cumulative amount of $10,000. The agreement terminates upon the earlier to occur of the following events: (i) when Dutchess has purchased an aggregate $15,000,000 in our common stock, or an aggregate of 30,000,000 shares of our common stock; and (ii) on the date which is 36 months after the effective date of the registration statement.

Dutchess Private Equities Fund, a selling stockholder under this prospectus, is offering for sale up to 30,000,000 shares of our common stock that it may in the future acquire from us pursuant to the investment agreement.

The number of shares offered by this prospectus represents up to approximately 40.5% of the total common stock outstanding after the offering. The number of shares ultimately offered for sale by Dutchess Private Equities Fund is dependent upon the number of shares purchased by Dutchess Private Equities Fund under the investment agreement.

Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution." We will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

SUMMARY FINANCIAL DATA

The following historical consolidated financial information is that of Eagle Aero Holdings Corp., a development stage company, and should be read in conjunction with the consolidated financial statements and the notes to those statements and the section entitled "Management's Discussion and Analysis or Plan of Operation " included elsewhere in this prospectus.

EAGLE AERO HOLDINGS CORP. Income Statement (A development stage company)

	February 28, 2006	December 31, 2005	December 31. 2004
		Audited	Audited
Revenue	0	0	0

Expenses			0
Shares Issued in Exchange For Services	0	39000
Other Administrative and Operating expenses	60	5,054	817
Total Expenses	60	44,054	817

Net Income (Loss)	(60)	(44,054)	(817)

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORP. Balance Sheet ( A development stage company)

	February 28, 2006	December 31, 2005	December 31, 2004
	Unaudited	Audited	Audited
ASSETS
Cash & Equivalents	35,134	0	550
Total Assets	35,134	0	550

LIABILITIES
Accounts Payable	0	0	0
Shareholder Loans	6,063	5,869	1,365
Total Liabilities	6,063	5,869	1,365

39,000,000Shares Issued in Exchange for Services @ Par Value of $0.001 on December, 2005	39,000	39,000	2
5,000,000 Shares Issued @ $ 0.007 on February 2006	35,000	0	0
Retained Ernings (Deficit)	(44,869)	(815)	0
Net Income (Loss)	(60)	(44,054)	(817)
Total Stockholders Equity	29,071	(5,869)	(815)
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	35,134	0	550

The accompanying notes are an integral part of these financial statements.

Since our inception on May 12, 2004, we have incurred significant losses, and at December 31, 2004 we had an accumulated deficit of $817 and at December 31, 2005 we had an accumulated deficit of $44,871 (The accumulated deficit for the unaudited period ending February 28, 2006 was $44,931).

We expect to continue to incur losses for at least the next 12 months, while we initiate the acquisition of a charter air transportation services company and commence operations of a charter airline under the Eagle Aero brand.

We do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to utilize and rely on the agreement that is in place with Dutchess Private Equities Fund, LP, to raise capital to conduct our day-to-day operations, and to fully execute our business plan. (See "Plan of Operation")

Our net losses to December 31, 2005 (and from the unaudited period beginning January 1, 2006 to February 28, 2006), lack of revenues, and our need for additional capital to execute our business plan, raise substantial doubt about our ability to continue as a going concern. Our future continuation is dependent upon our ability to raise additional capital. If we are not successful in our efforts to raise sufficient capital, we may be forced to cease our planned business operations altogether.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE HIGHLY SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

 (a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS NO OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS.

Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in a rapidly evolving market such as the aviation business. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE AND WE MAY NEVER ACHIEVE PROFITABILITY.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, the Company has expended resources on the development of our aviation business. As a result, losses were incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: brand development, marketing and other promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF THE COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because the operating results will be volatile and difficult to predict, in some future quarter the operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of the common stock may decline significantly.

Factors that may harm our business or cause the operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel costs, increased labor costs, the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown.

A number of factors will cause gross margins to fluctuate in future periods, including the combinations of products and services sold, marketing and supply decisions. Any change in one or more of these factors could reduce gross margins in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS.

Our independent auditors noted in their report accompanying our financial statements for each of the years ended December 31, 2005 and December 31, 2004 that we have incurred losses and generated no revenues since inception on May 12, 2004, and that additional capital will be necessary for the continuation of our existence. They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At December 31, 2005, we had zero cash reserves. We do not currently have sufficient capital resources to fund operations. It is highly likely that we will raise money through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

The extent we rely on Dutchess Private Equities Fund as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and our ability to secure working capital from other sources, such as revenue from the operation of our business. If obtaining sufficient funding from Dutchess Private Equities Fund were to prove prohibitively expensive, we may need to secure an alternate source of funding in order to satisfy our working capital needs. Even if we are able toaccess the full $15,000,000 under the investment agreement with Dutchess, we may still need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing shareholders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

(b) RISKS RELATED TO THE AIRLINE INDUSTRY

THE AIRLINE INDUSTRY IS HIGHLY COMPETITIVE.

The airline industry is highly competitive, primarily due to the effects of the Airline Deregulation Act of 1978, which was recodified into the Transportation Act. The Transportation Act substantially eliminated government authority to regulate domestic routes and fares and has increased the ability of airlines to compete with respect to destination, flight frequencies and fares.

Many of our potential competitors are larger and/or have substantially greater financial resources than we do. The commencement of, or increase in, service on our routes by existing or new carriers could negatively impact our operating results. Fare reductions and capacity increases by competing airlines could cause us to reduce fares or adjust our capacity to levels that may adversely affect our operations and profitability. Many of our competitors have a combination of larger customer bases, greater brand recognition in other airline markets and significantly greater financial and marketing resources than we do. Either aggressive marketing tactics or a prolonged fare war initiated by these competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Vigorous price competition exists in the airline industry. Potential competitors may offer discount fares and other promotions to stimulate traffic during weaker travel periods, generate cash flow or increase relative market share in selected markets. The introduction of widely available, deeply discounted fares by a competitor could result in lower yields for the entire industry and could have a material adverse effect on our financial condition and operating results.

Competition for Scheduled Services: In scheduled service, we compete against both the large U.S. scheduled service airlines and, from time to time, against smaller regional or start-up airlines. Competition is generally based on price, schedule, quality of service and convenience. All of the major U.S. scheduled airlines are larger than we are, and many of them have greater financial resources than we do. Where we seek to expand our service by adding routes or frequency, competing airlines may respond with intense price and schedule competition. In addition, when other airlines seek to establish a presence over new routes, they may engage in significant price discounting. Because of our size and financial resources relative to some of the major airlines, we are less able to absorb losses from these activities than many of our competitors.

Competition for Commercial Charter Services: In commercial charter service, we compete against both the major U.S. scheduled airlines and smaller U.S. charter airlines. The scheduled carriers compete for leisure travel customers with our commercial charter operations in a variety of ways, including by:

➢	wholesaling discounted seats on scheduled flights to tour operators
➢	promoting packaged tours to travel agents for sale to retail customers
➢	selling other products to the public

We also compete directly against other charter airlines. As a result, charter airlines generally compete for customers against the lowest revenue-generating seats of the scheduled airlines. During periods of dramatic fare cuts by other scheduled airlines, we may be forced to respond competitively to these deeply discounted prices.

BECAUSE THE AIRLINE INDUSTRY IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND HIGH FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD HAVE A SIGNIFICANT IMPACT ON EARNINGS.

The airline industry as a whole, and scheduled service in particular, are characterized by low gross profit margins and high fixed costs. The costs of operating a flight does not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers or in fare pricing or traffic mix could, in the aggregate, have a significant effect on operating and financial results. Accordingly, a shortfall from expected revenue levels would have a significant impact on earnings.

OVERCAPACITY IN THE AIRLINE INDUSTRY WILL NEGATIVELY AFFECT OUR OPERATING RESULTS.

Excess capacity or overcapacity (excess seat availability) in the airline industry can negatively affect operating results. To date, U.S. carriers have addressed the problem of overcapacity primarily by decreasing unit revenues and expenses rather than cutting excess capacity. We cannot assure you when or if the airline industry will decrease capacity. Unless and until the airline industry effectively addresses the overcapacity problem, we expect that price discounting and competitive pressures may adversely affect our operating results and our ability to pay our obligations as they come due.

SIGNIFICANT INCREASES IN THE COST OF AIRCRAFT FUEL COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

Fuel costs are a significant portion of an airline’s operating costs. As a result, increases in fuel costs could harm our financial condition and results of operations.

Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, we cannot predict the future cost and availability of fuel with any degree of certainty. In the event of a fuel supply shortage and resultant higher fuel prices, we cannot assure you that we would be able to offset any increases in the price of fuel by higher fares. Although we may enter into certain fuel hedging arrangements to reduce our exposure to fluctuations in fuel prices, there is no guarantee that any such hedging arrangements will benefit the Company. As a result, we have significant exposure to the risk of increases in the price of fuel. Any such increase could have a material adverse effect on our financial condition and results of operations.

THE AIRLINE INDUSTRY IS HEAVILY REGULATED, AND CHANGES IN OUR GOVERNMENTAL AUTHORIZATIONS OR CERTIFICATES, OR CHANGES IN GOVERNMENTAL REGULATIONS, COULD ADVERSELY IMPACT OUR BUSINESS.

We are subject to a wide range of governmental regulation by U.S. Federal, State and foreign governmental agencies. We are subject to regulation by, among others, the following authorities:

➢	U.S. Department of Transportation
➢	U.S. Federal Aviation Administration
➢	U.S. National Mediation Board, with respect to labor matters
➢	U.S. Federal Communications Commission, with respect to use of radio facilities
➢	U.S. Department of Defense, with respect to our military/government charter business

➢
U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities

➢	similar authorities in foreign countries with respect to our international scheduled service and charter operations

A modification, suspension or revocation of any of our authorizations or certificates issued by the regulatory authorities having jurisdiction over us, or institution of proceedings for non-compliance with the regulations of such authorities, could adversely impact our business.

AIRLINES ARE OFTEN AFFECTED BY FACTORS BEYOND THEIR CONTROL, INCLUDING TRAFFIC CONGESTION AT AIRPORTS, WEATHER CONDITIONS AND INCREASED SECURITY MEASURES, ANY OF WHICH COULD HARM OUR OPERATING RESULTS AND FINANCIAL CONDITION.

Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports, adverse weather conditions and increased security measures. Delays are a disservice to passengers, reduce aircraft utilization and increase costs, all of which in turn affects our revenues and potential profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, traffic control problems could harm our operating results and financial condition.

WE MAY INCUR SUBSTANTIAL LOSSES IN THE EVENT OF AN AIRCRAFT ACCIDENT.

We may incur substantial losses in the event of an aircraft accident. These losses may include the repair or replacement of a damaged aircraft, and the consequent temporary or permanent loss of the aircraft from service, as well as claims from injured passengers and other persons.

Although we believe our insurance coverage is adequate, we cannot assure you that the amount of our insurance coverage will not be changed or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on our business, operations and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would materially harm our business.

CUSTOMERS MAY CANCEL OR DEFAULT ON THEIR CONTRACTS WITH US.

Customers who have contracted with the charter air carrier that we are planning to acquire may cancel or default on their contracts, and we may not be able to obtain other business to cover the resulting loss in revenues. In the event that customers with large contracts cancel or default and we are not able to obtain other business, our financial position could be materially adversely impacted.

THE AIRLINE INDUSTRY IS SENSITIVE TO ECONOMIC TRENDS, AND WEAKNESS IN THE ECONOMY WILL ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. THE PROFITABILITY OF OUR OPERATIONS IS INFLUENCED BY ECONOMIC CONDITIONS AS DEMAND FOR LEISURE TRAVEL DIMINISHES DURING ECONOMIC DOWNTURNS.

Airline traffic is particularly sensitive to changes in economic growth and expectations. In 2001, 2002 and 2003, weak economic growth contributed to the airline industry suffering significant losses. During 2002, both US Airways Group, Inc., which conducts its airline business through its subsidiary US Airways, Inc., and UAL Corporation, which conducts its airline business through subsidiary, United Airlines, Inc., filed for bankruptcy. (US Airways Group, Inc. emerged from bankruptcy protection on March 31, 2003.) Because airlines operating under bankruptcy protection receive increased flexibility to reduce their costs by voiding contracts and renegotiating existing business and financial obligations, current and future airline bankruptcies could have a substantial impact on industry competition. A substantial portion of our revenues is derived from leisure travel, which is discretionary and therefore especially sensitive to economic downturns. A recurrence of the recent recessionary economic conditions could be expected to result in a reduction of airline passenger traffic, and leisure travel in particular, which in turn would harm our financial condition and results of operations.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS.

Our operations are subject to a variety of factors that frequently cause considerable volatility in our earnings, including:

➢	changes in fuel, security and insurance costs
➢	seasonal variations in demand, affecting revenues earned
➢	increases in personnel, marketing and other operating expenses

In addition, seasonal variations in air traffic and expenditures affect our operating results from quarter to quarter. Historically, we have experienced reduced demand during the fourth quarter, as demand for leisure airline services during this period is lower relative to other times of the year. Given our high proportion of fixed costs, seasonality can affect our profitability from quarter to quarter. Our areas of operations may experience bad weather conditions in the winter, causing increased costs associated with de-icing aircraft, canceled flights and accommodating displaced passengers. Due to the factors described above, our results of operations in any one quarter are not necessarily indicative of our annual results of operations.

THE IMPAIRMENT OF OUR AIRCRAFT, ROTABLE PARTS OR INVENTORY WOULD HAVE A SIGNIFICANT ADVERSE EFFECT ON OUR OPERATING RESULTS.

We periodically perform impairment reviews in order to determine whether we need to reduce the carrying value of our aircraft and related assets with a related change to earnings. In addition to the fact that the value of our fleet declines as it ages, the excess capacity that currently exists in the airline industry, and other factors beyond our control, may further contribute to the decline of the fair market value of our aircraft and related rotable parts and inventory. If such an impairment does occur, Statement of Financial Accounting Standards No. 121 ('FAS 121'), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, and Statement of Financial Accounting Standards No. 144 ('FAS 144'), Accounting for the Impairment or Disposal of Long-Lived Assets, would require us to write down these assets to their estimated fair market value through a charge to earnings. A significant charge to earnings would adversely affect our financial condition and operating results.

THE TERRORIST ATTACKS OF SEPTEMBER 11, 2001, CONTINUE TO HAVE A NEGATIVE IMPACT ON THE AIRLINE INDUSTRY. THE CURRENT GLOBAL STATE OF AFFAIRS, INCLUDING THE IRAQ WAR AND ITS AFTERMATH, THE THREAT OF ANOTHER OUTBREAK OF A COMMUNICABLE DISEASE, SUCH AS SEVERE ACUTE RESPIRATORY SYNDROME (SARS), AND THE POSSIBILITY OF FUTURE TERRORIST ATTACKS, MAY CONTINUE OR EVEN WORSEN. THESE CONCERNS AND THE OCCURRENCE OF SUCH AN EVENT OR EVENTS LIKE SARS AND TERRORIST ATTACKS COULD HAVE A NEGATIVE IMPACT ON THE AIRLINE INDUSTRY.

The terrorist attacks of September 11, 2001 were highly publicized. The impacts that these events will continue to have on the airline industry in general are not known at this time, but are expected to include a substantial negative impact on our ability to return to profitable operations due in part to:

➢	A reduction in the demand for travel until public confidence in the air transportation system is restored
➢	An increase in costs due to enhanced security measures and government directives in response to the terrorist attacks
➢	An increase in the cost of aviation insurance in general, and the cost and availability of coverage for acts of war, terrorism, hijacking, sabotage and similar acts of peril in particular
➢	The potential increase in fuel costs and decrease in availability of fuel if oil-producing countries are affected by terrorism concerns or related civil unrest

The combination of continued instability in the aftermath of the Iraq war, the public's concerns about the possibility of another outbreak of a disease that can be spread by fellow commercial air passengers, and the continuing threat of future terrorist attacks in the United States and abroad has continued to have a negative impact on the public's willingness to use air travel and, consequently, on our ability to commence profitable operations. It is impossible to determine if and when such adverse effects will abate. In particular, it is likely that the threat of terrorist activity will continue for an indefinite period of time, which will likely continue to have a negative impact on the airline industry.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK TO DUTCHESS PRIVATE EQUITIES FUND MAY CAUSE DILUTION AND THE SALE OF SHARES OF COMMON STOCK ACQUIRED BY DUTCHESS PRIVATE EQUITIES FUND COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

The purchase price for the common stock to be issued to Dutchess Private Equities Fund pursuant to the investment agreement will fluctuate based on the price of our common stock. All shares in this offering will be freely tradable once sold pursuant to the terms outlined in the section entitled "Plan of Distribution" in this prospectus. Dutchess Private Equities may sell none, some or all of the common shares purchased from us at any time. We expect that the shares offered by this prospectus will be sold over a period of up to 24 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to effect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF THEY ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

➢	our status as a development stage company with a limited operating history
➢
no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors

➢	the timing and development of our products and services
➢	general and industry-specific economic conditions
➢	actual or anticipated fluctuations in our operating results
➢	our capital commitments
➢	the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of the securities of aviation companies have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company’s debt facilities and other factors considered appropriate by the Company’s Board of Directors. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING, WHICH COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We may require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INCORPORATION DOCUMENTS AND DELAWARE LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR STOCKHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE MAY RAISE ADDITIONAL CAPITAL AND, THEREBY, FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We may need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available, and if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of certain key employees. While the Company does not foresee any reason why such key employees will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any of these individuals.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the airline industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SHAREHOLDERS

After the Offering, the Company’s executive officers and directors beneficially own over 50% of the Company’s outstanding Common Stock. These shareholders will be able to continue to elect over a majority of the Company’s directors and to determine the outcome of the corporate actions requiring stockholder approval, regardless of how the remaining shareholders of the Company may vote.

OUR SHARES QUALIFY AS PENNY STOCKS AND, AS SUCH, ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51-1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g-9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

➢	future earnings and cash flow
➢	development projects
➢	business strategy
➢	expansion and growth of our business and operations
➢	our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

DILUTION

The common stock to be sold by the selling shareholder is not common stock that is currently issued and outstanding. Accordingly, there will be dilution to our existing shareholders. Upon the successful completion of this offering, the number of shares will increase by up to 68% from 44,001,500 million to 74,001,500 shares on a fully diluted basis, provided that this offering is fully subscribed.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution."

As of May 02, 2006 we have received no funds from Dutchess Private Equities Fund. We are registering 30,000,000 shares for gross proceeds of $15,000,000 million from the sale of our common stock under the investment agreement. Assuming we sell 30,000,000 shares to Dutchess Private Equities Fund pursuant to investment agreement at a purchase price of $0.50 per share, proceeds to us would only be $15,000,000. Accordingly, we can only receive proceeds from the sale of up to 30,000,000 shares, which is dependent on the market price of our shares at the time of the sales.

We intend to use all proceeds from Dutchess Private Equities Fund that we receive under the investment agreement primarily for working capital and for general corporate purposes, including the acquisition of a charter air transportation services company and for capital investment in our proposed aviation operations. For illustrative purposes only, the following table lists the amount of proceeds we would receive from Dutchess Private Equities Fund from the sale of shares of the common stock offered by this prospectus:

Assumed Purchase Price(1)	Assumed Number of Shares to be Sold(2)	Percentage Outstanding After Giving Effect to Issuance to Dutchess(3)	Proceeds from the Sale of Shares to Dutchess under the Investment Agreement
$0.50	30,000,000	40%	$15,000,000

(1) Under the terms of the investment agreement, the purchase price is 93% of the lowest closing best bid price of our common stock within five trading days of the put notice.

(2) Under the terms of the investment agreement, the maximum amount of shares shall not exceed 30,000,000 shares of our common stock. In order for us to receive the maximum proceeds of $15,000,000 under the investment agreement, the selling price of our common stock to Dutchess would have to average at least $0.50 per share.

(3) Based on 74,001,500 shares outstanding after the completion of the offering. In addition, this includes the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

The amounts actually spent by us for any specific purpose may vary significantly and will depend on a number of factors, including the progress of our charter air transportation services business. Accordingly, management has broad discretion to allocate any proceeds from the investment agreement.

With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $20,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING STOCKHOLDER

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. In addition, the following table provides certain information with respect to the selling stockholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling stockholders' method of distribution of these shares.

NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES BEING OFFERED	PERCENTAGE OF CLASS(1)
		BEFORE OFFERING	AFTER OFFERING
Dutchess Private Equities Fund, LP	30,000,000	-0-	40%

PLAN OF DISTRIBUTION

We are registering 30,000,000 shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders.

The selling shareholder may sell some of all of his common stock in one or more transactions, including block transactions:

➢	on such public markets or exchanges as the common stock may from time to time be trading;
➢	in privately negotiated transactions;
➢	through the writing of options on the common stock;
➢	settlement of short sales; or,
➢	in any combination of these methods of distribution.

The selling shareholder has set an offering price for these securities of $0.50 per share, no minimum purchase of shares, and an offering period of thirty-six months from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. In the event of the transfer by the selling shareholder of his shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling shareholder who has transferred his shares.

The selling shareholder may also sell his shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling shareholder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder.

If, after the date of this prospectus, the selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

Eagle Aero Holdings and any broker-dealers or agents that are involved in selling the shares are deemed to be "underwriters" in connection with such sales according to SEC rules and regulations.

Dutchess Private Equities Fund, LP is an underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, with respect to the shares being offered hereby which it shall purchase from us under the investment agreement. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $20,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling shareholder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

➢	Not engage in any stabilization activities in connection with our common stock;
➢	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
➢	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

NAME	AGE	POSITION AND TERM OF OFFICE	INITIAL ELECTION OR APPOINTMANT DATE
Lee R. Snider	46	Chairman & CEO	April 1, 2004
Stuart A. Carnie	38	President	April 1, 2004
Russell W. Mentink	70	Vice President of Operations	April 1, 2004
Christopher Brown	39	Director Of Commercial Leasing	January 1, 2005
Robert W. Keddie	38	Director of Information Technology	July 1, 2005

The authorized number of directors of the corporation shall be 2. All directors hold office until the next annual meeting of the stockholders following their election and until their successors have been elected and qualified. The board of directors appoints officers. Officers hold office until the next annual meeting of our board of directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our directors and executive officer:

Lee R. Snider, Chairman & CEO. Lee Snider, aged 46, is an aviation industry professional with over 21 years of experience in the aviation industry. Mr. Snider has obtained an airframe and power plant license, commercial pilot certificates and wide-ranging aviation management experience. Mr. Snider has been responsible for the management of more than 35 aircraft under Federal Aviation Regulations 135 and 121, with aircraft based in fifteen U.S. locations, one in Japan and one in Europe. Mr. Snider has Degrees in Aviation Maintenance Technologies and Business Management.

Stuart A. Carnie, President. Stuart A. Carnie, aged 38, has spent the past ten years in the aviation industry providing aircraft and financing to private and publicly held airlines worldwide. Most recently, Mr. Carnie served as President and CEO of a publicly held airline development company that developed three carriers in emerging markets throughout the Caribbean and Latin America.

Mr. Carnie has obtained knowledge of Federal Aviation Authority regulations 121, 129 and 135 through his working experience over the past ten years. From his background in marketing and aviation, he possesses the skills required to make Eagle Aero Holdings Corp. a success in both the aviation and public arenas.

Russell W. Mentink, Vice President of Operations. Russell Mentink, aged 70, developed and served numerous regional airlines in senior management positions and has worked in the regional airline marketplace for over 25 years. Recently, as COO of Great Plains Airlines, Mr. Mentink was responsible for generating sales for the Company. Mr. Mentink bring extensive experience in airline operations to Eagle Aero Holdings.

Christopher Brown, Director Of Commercial Leasing. Christopher Brown, aged 39, is an executive aviation manager with more than fifteen years of experience in aviation operations, sales, management and marketing. Mr. Brown is an expert in developing research analysis for industry trade, partnering, proposals and sales. He has extensive aviation industry knowledge and a strong professional network in the aviation operations and finance industry.

Most recently, Mr. Brown worked with the GE Capital Corporation’s Aircraft Services Group in Connecticut. As one of their aircraft services account executives, he was responsible for managing the release of aircraft off-lease and identifying new customers and the renewal of existing customers, assisting in an increase in net earnings for GE Capital’s Aircraft Services to $300 million in 1999 by re-marketing, advertising, and releasing as many as six aircraft in 1999.

Prior to 1999, he acted as a GE Capital aircraft dealer sales representative, managing the development of sales, strategic growth, and aircraft dealer accounts. During his first year, Mr. Brown met and surpassed his quota of $90 million in sales volume and provided a 110% increase in retail sales conversions. Mr. Brown was instrumental in providing technical, networking, research, and due diligence information to GE Capital’s corporate aircraft group, including direct contribution to the Simuflite acquisition.

With considerable experience with NBAA/FAA relations, dealer/broker relations, aviation operations and safety information, Mr. Brown brings considerable experience and knowledge to Eagle Aero Holdings Corp.

Robert W. Keddie, Director of Information Technology. Robert Keddie, aged 38, has been involved with information technologies since 1994.  An instrument rated pilot and a former student of Embry-Riddle Aeronautical University in Daytona Beach, Florida, Mr. Keddie possesses knowledge of both information technology and aviation. Mr. Keddie has the ability to fully utilize the Internet and other media to develop a highly visible brand while simultaneously managing data network infrastructure. These skills, combined with his experience as a web developer, for both public and private initiatives, make Mr. Keddie an integral part of Eagle Aero’s growth both nationally and globally.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of May 02, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: Eagle Aero Holdings Corp., 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133. As of May 02, 2006, there were 44,001,500 shares of common stock issued and outstanding.

(1)	This table is based on 44,001,500 shares of common stock outstanding

As of the date of this prospectus, we had the following shareholders holding greater than 5%:

NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK
Lee R. Snider	20,000,000	45.5%
Stuart A. Carnie	19,001,500	43.2%

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our Director and Officers for the period from inception on May 12, 2004 through to Feb 28, 2006:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION
Lee R. Snider	Chairman & CEO	$-0-
Stuart A. Carnie	President	$-0-
Russell W. Mentink	Vice President of Operations	$-0-
Christopher Brown	Director Of Commercial Leasing	$-0-
Robert W. Keddie	Director of Information Technology	$-0-

We have no employment agreements with our executive officers. We do not pay compensation to our directors for attendance at meetings. We reimburse the directors for reasonable expenses incurred during the course of their performance.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our directors or officers;
•	any nominee for election as a director;
•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
•	any relative or spouse, or relative of such spouse, of the above referenced persons.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Common Stock

The securities being offered by the selling stockholders are shares of our Common stock.

LEGAL MATTERS

Aaron D. McGeary Attorney will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Auditor:

The financial statements for Eagle Aero Holdings Corp. as of May 2, 2006 included in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

Transfer Agent And Registrar:

West Coast Stock Transfer Inc., 850 W. Hastings, Suite 302, Vancouver, B.C. V6C 1E1, serves as the transfer agent and registrar for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

➢	for any breach of their duty of loyalty to us or our stockholders;
➢	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
➢	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or,
➢	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

General

Eagle Aero Holdings, Inc. (“Eagle Aero”, the “Company”) was founded in the State of Delaware on May 12, 2004. Eagle Aero is a development stage company with no ongoing operations. Our principal executive offices are located at 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133 and our telephone number is 918-459-4542.

Eagle Aero is a development stage company with no ongoing operations. We presently do not have the funding to commence the operations outlined and detailed in this prospectus. Provided that we are successful with this offering, the Company plans to use the proceeds to initiate the acquisition of a charter air transportation services company.

Eagle Aero was formed to acquire, develop and operate charter and regional air transportation carriers, and aviation related businesses. Eagle Aero also plans to specialize in originating, structuring, arranging and managing aviation-focused financing and acquisitions. The principals and management of Eagle Aero have over 50 years of collective experience in the aviation industry, stemming from their backgrounds in the finance and lease of aircraft and aircraft engines, as well as their deep technical knowledge from years of “hands-on” work managing businesses that served both the commercial and military aviation markets. Our success in the aviation industry is evidenced by the amount of repeat business our management team executed for previous clients, like Heller Financial, Finova, Korean Airlines, Excalibur Air, Aerolineas Internacional, Bank One, and private aircraft owners.

Eagle Aero will offer a range of specialized finance, management and operational services that support existing air carriers, air cargo operators and new aviation business ventures. Eagle Aero’s team of industry professionals will use their 50 years of collective experience to guide clients of all sizes through the acquisition, integration of fleet services, operations and maintenance business phases.

Potential Acquisition Targets

The Company has identified a number of aviation or aviation related businesses that are currently available for acquisition as either wholly owned or majority owned subsidiaries. Management at Eagle Aero has initiated discussions with the principals of these businesses to better define merger and acquisition details.

The primary acquisition targets that Eagle Aero is contemplating include a charter air transportation services company that has an Airline Operating Certificate (AOC), FAR Part 121 that is without incident, and a FAA Part 145 License. In addition to these potential acquisitions, Eagle Aero has begun discussions with government aviation departments regarding the commencement of regular scheduled flight service as a regional carrier.

Upon the successful completion of the acquisition of the FAA Part 145 License, the Company plans to incorporate leased facilities for a hub-based aviation business centre (maintenance, hangar and office facilities).

Initial acquisition target: We have initiated discussions with the owners of a charter airline regarding the acquisition of a charter air transportation services company. We do not want to disclose the name of the acquisition target to protect our competitive advantage. As such, we do not want to disclose our plans to potential competitors, employees of the charter air transportation services company, and clients of the charter air transportation services company.

The acquisition target is a privately owned corporation whose principal business is providing charter air transportation services under contract. Founded in July 1990, its core business was transporting professional sports teams to “away” games, a business which was actually the outgrowth of the owners needing to transport their NBA basketball team. The acquisition target holds an Airline Operating Certificate (AOC) that is without incident and that is in good standing.

This charter airline’s reputation for transporting sports teams is unequalled - more than 2,100 professional sports team flights to date without incident. Moreover, this charter airline has also demonstrated its capabilities in the non-sports sector, which now represent more than 50% of the company’s annual revenues.

Revenues were approximately $8 - $10 million until 2000 when the company expanded its aircraft fleet to five jet aircraft to provide exclusive air transportation services to almost a dozen professional sports teams. With the expansion of its aircraft fleet, the company dramatically elevated its level of operations. What was once a small regional company became an organization with an international footprint, over 100 employees and $20 million in annual revenues.

Currently the acquisition charter airline has a 10% share of the air charter market (a market that is estimated to surpass $200 million in revenue annually). This charter airline plans to utilize its unencumbered aircraft to secure a $3 million term loan. Eagle Aero’s management believes that a term loan augurs well for the charter airline regarding the acquisition of new equipment that can help it to increase its share of the charter market and its ability to begin offering regular scheduled flight services.

With contracts in hand, a proven and reliable list of clients, and modest long-term debt, we believe that this charter airline is an attractive acquisition target. The proposed acquisition of this charter air transportation services company and the successful completion of this acquisition will represent the first phase or initial step in the implementation of our acquisition and growth strategy.

Subsequent acquisition target: Following the acquisition of the charter air services company, Eagle Aero plans to acquire a FAA Part 145 License with the intention to establish an FAA 145 certificated repair station and maintenance facility that is based in the central US. Eagle Aero’s goal is to establish an aviation business center (the Eagle Aviation Business Center) that caters to the commercial, corporate and general aviation markets, with a primary focus on the Corporate and Commercial.

The Eagle Aviation Business Center will provide safe, efficient and professional resources to our clients as well as our own fleet/portfolio. Service Center Technicians will provide maintenance, technology oversight and project management services, allowing clients to cut back overhead costs by outsourcing the physical work process. From paint and interior, to airframe and engine overhauls, to avionics/systems and conversion processes, experts at Eagle Aviation’s Business Center will offer a complete and comprehensive range of maintenance and repairs at the Company’s certified facility.

The FAA 145 certificated repair station will provide maintenance services to the Corporate and Commercial Market. The 145 repair station will be certified on corporate aircraft such as the Gulfstream, Falcon, Challenger, Citation, Lear, and Jetstar, and certified on Boeing 727, 737, 747, 757, 767, DC8, DC9 and MD80. We plan to offer heavy “C” check maintenance on the Boeing 737 fleet of aircraft. Potential new clients may include Southwest Airlines, Triton Aviation, World Star and Edwards Aviation.

The following discussion highlights our planned business development approach:

Our Business Opportunity

Our goal is to become a global aviation services and sales company with clients in a number of different countries. By establishing a global presence, we plan to mitigate the risk associated by having exposure to one economy and one domestic aviation market. Management believes that when we participate in many different economies, we will not be prone to stall or fail during economic downturns that tend to be specific to one economy.

Following the successful acquisition of a charter air transportation services company, we plan to develop our own regional carrier operations while we pursue potential new acquisitions. We intend to acquire businesses that complement and strengthen our core charter operations by establishing a flight services base in the US Midwest and by offering regional scheduled carrier services and flight maintenance services. We intend to utilize the AOC of the charter airline to establish and commence the regional scheduled carrier services.

The commencement of regional carrier operations will allow Eagle Aero to capitalize on the strengths and synergies of the combined businesses (charter, regional and flight services), and to mitigate the weaknesses of the acquired companies. By consolidating and standardizing systems operations, we believe that we can increase the value of each of the companies that we operate.

We have also identified additional projects that could further increase shareholder value:

Eagle Aero plans to become one of the first commercial aircraft dealerships with commercial aircraft inventory, short and long term leasing, and a solid portfolio of aircraft under contract with leases and financing. We believe that ours is a prudent strategy because competitors like GE Capital, CIT, and Babcock & Brown are not aircraft dealers, do not offer the same services as Eagle Aero, but only lease or finance aircraft.

As a broker, lessor and sales destination for aircraft, Eagle Aero will offer a range of inclusive services - finance, management and operational services - such that customers cannot find elsewhere “under one roof”. With the successful completion of this Offering, and the implementation of the first stage of our business development strategy, we believe that we will be closer to moving into the principal lien holding and lessor stage of our business plan, which will allow us to generate brokerage fees and sales commissions. The acquisition of a FAA Part 145 License and the establishment of a FAA 145 certificated repair station that is comprised of maintenance, hangar and office facilities will facilitate our proposed expansion into becoming a business that sells and leases aircraft.

Executing Our Business Development Strategy

Companies such as GE Capital, Textron, Raytheon, CIT, Citibank, Bank One, Babcock & Brown and even Warren Buffet’s Berkshire-Hathaway have identified and profited from leasing and financing a portfolio of commercial and corporate jet aircraft. The long-term asset value of an aircraft and the potential for a return on investment are intrinsic to the balance of the risk/reward equation. A growing global population and the resultant increases in demand for travel are factors that mitigate investment risk. The typical commercial or corporate jet has a lifespan of usefulness beyond 25 years. Aircraft can be paid off in a third (1/3) of the time of a long-term lease (a period that is longer than 3 years). With refurbishment and reconditioning, an aircraft can maintain its market value for use in commercial service.

The projects that we have identified for our initial investment phase are low risk as all of our transactions are collateralized and asset backed by the lease or loan applicant. We will secure all transactions by after conducting credit reviews and due diligence on a lease or loan applicant, and plan to secure contracts by collateralizing the equity in the aircraft or aircraft engine(s).

To execute our business development strategy, we will establish relationships with aircraft operators. Our plan is to build a pool of aircraft by utilizing secured leases. At present, we have identified numerous aircraft that are currently being leased, which are profitable in the lease stream and as assets after the lease termination.  Some of these leases are with solid airline companies such as Southwest Airlines, American and United, and several European airlines.

Eagle Aero plans to offer a range of services that are designed to support existing air carriers, air cargo operators and new aviation business entities with the goal to capitalize on the vast opportunities - as we see it - in the business of aviation. Following the acquisition of the charter air transportation services company and the FAA Part 145 License, we plan to enter the following business segments:

Aircraft Asset Management (a proposed operation)

Eagle Aero intends to become a commercial aircraft asset management company, an aviation dealership providing leases, loans and aircraft/engine sales worldwide. As a lessor and dealer of aircraft, we plan to manage and control the entire process from purchase, to marketing, to transfer and lease for our clients. Eagle Aero plans to acquire quality aircraft that are in demand at a wholesale price, provide complete maintenance and refurbishment, if necessary, and lease the aircraft at a rate that covers our expenditures and provides a return on our investment.

Eagle Aero will identify and acquire high quality, high demand aircraft at a wholesale value and provide short and long-term lease arrangements for clients. Our goal is to take advantage of the strength of demand in the market for regional carriers. Our analysis of our potential market shows a long-term historical growth rate of over 9% for the aviation industry. We believe that there is substantial demand for aircraft leasing and financing among the mid-level, mid-market, regional, and growing/emerging operators that exceeds this long-term historical growth rate.  For example, regional aviation operations are growing at rates well above 9% in many different geographic regions, providing aircraft sales and financing opportunities in North America and Asia, Europe, Africa, and South America.

Commercial Aircraft Leasing and Financing (a proposed operation)

Eagle Aero Commercial Leasing is lead by Christopher Brown an industry expert who has multiple years of commercial fleet experience with companies like General Electric Capital Finance, one of the largest aircraft leasing firms in the world.

Lead by Christopher Brown, Eagle Aero’s management team has the expertise to manage an asset-backed investment to its full term. To execute the lease phase of our business operations, we plan to:

➢	Provide consulting and technical advisory services as applicable.
➢	Source and inspect the subject aircraft and engines.
➢	Structure and manage the investment using proven lease and loan methods, strict credit and investment risk thresholds to enable a profitable long-term scenario.
➢	Provide additional services to clients such as aircraft audits & inspections; ferrying, maintenance, records tracking, consulting and storage; and, sales channels for aircraft

We plan to offer a number of lease options. Be it many aircraft for short term fleet augmentation during high season, or one aircraft to fill-in during routine maintenance requirements, or an entire fleet upgrade for the long term, our commercial leasing staff can deliver aircraft at competitive rates.

Administering Our Lease and Finance Operations

Eagle Aero will utilize an electronic office format that will allow us to gather, collect and process the necessary data to complete a lease application package. Eagle Aero will also utilize lease/loan pricing and management software to analyze lease contracts. This software will allow management to set identifiable and measurable standards for sales representatives and brokers for pricing leases or loans based on target return on investment (ROI). Using the professional services of large banks such as Bank of America, the Company will be able to secure and monitor, at all times, collections, payments and cash flows via lock box services, cash management and over-night cash investments.

Record Keeping & Accounting - Eagle Aero will engage an accounting firm to audit the Companys’ financial statements and assets. Eagle Aero will closely monitor the Company’s assets to ensure that they are secure. We will also insist on residual value insurance, which requires cash reserve deposits during the lease period. All transactions will be 100% secured by appropriate insurance for any incidents, accidents, and/or liability to protect the company and its investors. Eagle Aero will require its customers to achieve and/or surpass the strictest maintenance and safety efficiencies for all leased and loaned assets. Our objective is to maintain an impeccable relationship with the FAA and other aviation related government agencies.

We will incorporate the best documentation standards, as provided and reviewed by an industry legal professional representative, to monitor and develop blue-book aircraft values, and to create industry studies for daily, monthly and yearly assessments on the values of assets, and to set policy and practices for personnel.

Eagle Aero representatives will periodically and spontaneously audit assets on lease or loans at various intervals as outlined in our lease/loan contracts. The following are some of the industry sources that we will use: IATA (The International Air Transport Association), NATA (The National Air Transportation Association), and NAFA (The National Aircraft Finance Association).

Eagle Aero’s Competitive Advantages

The members of Eagle Aero’s management team are respected for their expertise sourcing useful, productive aviation equipment. Eagle Aero management team has an extensive knowledge of the used aviation equipment market. Eagle Aero will be able to source, refurbish and recondition, high demand merchandise, and offer it to clients, with the option to utilize the Company’s range of professional services (maintenance, staffing, operations management), at competitive prices. We will have the competitive advantage of being small enough to know our customers and large enough to serve their aviation business needs. We plan to build relationships and support the development of our clients’ businesses by offering:

➢	Up to 100% financing (dependent upon status)
➢	Terms from 1 to 20 years
➢
Balloon settlements (a short-term fixed-rate loan which involves small payments for a certain period of time and one large payment for the remaining amount of the principal at a time specified in the contract.)

➢	Simple documentation
➢	Flexibility
➢	Agreed trade-in
➢	High power technical and engineering evaluations and support capabilities
➢	Efficient and easy to access communications methods for customers (e-mail, ICQ, Internet phone, Conference Meeting, fax, etc.)

We plan to integrate our in-house finance, lease and equipment management expertise with a number of specialist banks and lending sources, to offer tailor-made finance and lease options that are structured to meet a client's individual needs regarding payment profiles, optimized taxation strategies, accountancy treatments and operational preferences.

We plan to design a range of competitive financial packages to suit customer’s unique requirements, allowing each customer to take advantage of favorable acquisition opportunities and to keep in step with the changing demands of the aviation market place.

Services and Products

The services and products we intend to offer will include:

Aircraft Sales/Acquisitions of

➢	Commercial Aircraft - Passenger and Cargo Large Transport Category
➢	Regional Aircraft - Passenger and Cargo Medium Transport Category
➢	Corporate Aircraft - Executive Business/Personal Jet Category (Dealer Alliances)

Aircraft Sales Brokering

Listing and Marketing Aircraft - on behalf of a client; Eagle Aero will manage the entire process from listing, marketing, bidding, sale, closing and asset delivery.

Leasing

Aircraft and Engines - we will manage the entire process from initial contact, utilization studies, creditworthiness review, and lease structure to final contract and asset delivery. Eagle Aero uses sophisticated software and networking to find potential buyers for its engines. Eagle Aero uses a professional sales force to market its engines.

Operating Leases range in term from 3-12 years. The primary benefits of executing an operating lease with Eagle Aero include:

1.	Individually tailored lease terms
2.	80-100% financing with minimal or smaller need for pre-delivery payments or significant down payments
3.	Off-balance-sheet accounting treatment
4.	Fleet flexibility to introduce new routes/aircraft types or to increase or reduce capacity quickly
5.	Benefits of personalized and attentive service
6.	A portfolio of used aircraft and newly manufactured aircraft by Boeing/Airbus/GE-CFM Engines/P&W Engines orders.

Short-Term Leasing - Management believes that a significant opportunity exists to offer short-term leases on renovated aircraft and/or engine(s), that are overhauled and in like-new condition, to airlines, charter operators, and service centers who need to utilize an interim aircraft/engine during heavy maintenance downtime. Some D-checks, repairs, and overhauls can take up to 6-months to 12-months to complete. An Eagle Aero short-term lease will be ideal to “bridge” the downtime for the operator. Eagle Aero’s management believe that it can advantageously address this market niche by offering leases on equipment that can bridge lengthy equipment shortages created by D-checks, repairs and overhauls, by purchasing renovated aircraft and/or engine(s) at a low acquisition and carrying cost. Pre-selling the time 6-months to a year in advance will guarantee the required sales and returns of the short-term/interim lease asset.

Aircraft Trading - Eagle Aero can assist airlines with fleet rollovers by purchasing or trading out used planes and by providing new aircraft so that the fleet can be standardized for commonality benefits. We can provide bridge sale and leaseback on aircraft that are targeted for cargo conversions.

Aircraft Financing

Structured Debt, Asset Based and Equity Based Loans for Aircraft Purchases to Airlines and Operators - From direct lending, structured debt, asset based, equity based loans and synthetic leases, Eagle Aero provides various financing structures to clients. On occasion, Eagle Aero will syndicate or partner with other lenders to mitigate the potential exposure to risk.

Aircraft Appraisals/Valuations

NAAA Certified Market Analysis and Studies, Desk-Top Appraisals, and Physical Audits/reports - Eagle Aero will provide the aforementioned documents to banks, investors and buyers, for tax audit purposes. Utilizing expert staff with high technology, state of the art processes, including the review of logbooks, boroscopes, a comprehensive database of historical records on all aircraft and ownership, title and registration details via alliances with title companies, and other research methods.

Aircraft Technology and Maintenance Services

We offer aircraft maintenance technology, oversight and project management including the outsourcing and negotiating of the physical work process. From paint and interior to airframe and engine overhauls, to avionics systems and conversion processes, Eagle Aero will manage and provide end-to-end maintenance and repairs.

Crew Resources and Staffing

From our own pool or from outsourced pools of professional and type rated/certified flight and ground crews to technicians, Eagle Aero can service various resources for customers as well as our own operations. Using an outsourcing agent, we can staff ferry flight and delivery flight crews, assist in all aspects of airline and start up employee resources, and provide professional/certified technical support.

Flight Training

Flight training arrangements can be made through our alliances with flight schools and training centers throughout the world. From initial to recurrent/bridge flight training or technical and maintenance recurrence/upgrading training, Eagle Aero offers support to clients by managing and offering programs customized to meet the needs of the client.

For non-English speaking clients or countries, Eagle Aero has alliances with technical language schools to provide English specific training as a second language in all areas of the aviation industry.

Aviation Consulting

Operations audits, safety audits, market research and assessment, feasibility studies, and business planning and strategic development, Eagle Aero has professional resources to accomplish these needed projects.

Airline and flight department start-ups are challenging undertakings. Eagle Aero supports new business endeavors from the early ‘initial plan’ stage to the first flight and beyond. In addition, the Company provides support for acquisition and merger of aviation businesses, which includes due diligence studies and business/product development.

Certification

Eagle Aero has a team of professionals available to support, review, and implement FAA Compliance, Certification and other forms of requirements/certifications under the Code of Federal Regulations 14 - Federal Aviation Administration - Federal Aviation Regulations.

Market Analysis: The Aviation Industry

Aviation is a cyclical industry, which often needs to restructure in the wake of economic downturns, during periods of recovery and growth. Economic downturns lead to fragmentation within the aviation industry, as lean times can force companies to close their doors and others to cut back or consolidate their operations. Upswings in the economy create significant demand for aviation services. During robust economic times, competitive gaps in the commercial aviation industry can become apparent; gaps that are manifest in ticket prices, quality of service, quality of equipment and flight availability.

With the tragic events of September 11, 2001, the entire world has been forced to rethink their security and operational practices. For the first 60-90 days after September 11th the airlines industry was in financial peril. Even with federal government loan guarantees in the billions, only one airline accepted the assistance; all others recovered on their own. Now, years after the event, the industry is healthy once again amidst clear signs of renewed growth.

The U.S. Department of Labor reported that air travel in the United States grew at a rapid pace until 2001, expanding from 172 million passengers in 1970 to nearly 642 million in 2003. However, over the next 3 years a combination of factors —including the events of September 11, 2001, and an economic recession— combined to reduce traffic to levels last witnessed in 1996. Nevertheless, air travel remains one of the most popular modes of transportation.

Airlines transport passengers and freight over regularly scheduled routes or on routes, called “charters,” specifically designed for a group of travelers or a particular cargo. Several classes of airlines function in the United States. As of 2004, there were 15 major airlines—12 passenger and 3 all cargo—which the U.S. Department of Transportation defines as having operating revenues of more than $1 billion. The largest of these, generally have a “hub” and also fly internationally. A hub is a centrally located airport designated by an airline to receive a large number of its flights from many locations, and at which passengers can transfer to flights to any of the locations served by the airline’s system. In this way, the greatest number of passengers, from as many locations as possible, can be served in the most efficient way with a given set of resources.

In competition with the major airlines are low-cost, low-fare carriers. These carriers have traditionally not used hub and spoke systems and have offered flights between limited numbers of cities. They primarily have focused on flying shorter routes (400 miles or less) and on serving leisure travelers. But some low-fare carriers are expanding their routes to include longer transcontinental and nonstop flights. These moves have helped low-fare carriers expand their customer base to include more business travelers.

Regional airlines operate short-haul and medium-haul scheduled airline service that connects smaller communities with larger cities. Today, business for regional carriers in the U.S. is booming. The regional airlines are part of the fastest growing segment of commercial aviation with 1 out of every 7 domestic airline passengers flying on a regional airline during a part of a trip (2004).

The growing popularity of regional air services has affected the traditional Hub and Spoke business plan utilized by the Legacy air carriers, and increased the market share available to the point-to-point low cost carriers. Discount carriers such as Southwest Airlines, JetBlue Airways and AirTran Airways are focused primarily on point-to-point major city travel. While these companies do not at this time offer regional travel it is part of their individual business plans to offer these services through third party carriers, such as the carrier that Eagle Aero Holdings Corp. has targeted for acquisition. An added bonus, state and city governments offer financial support for regional carriers to provide air service.

Managing Costs

As the low-fare airlines continue to compete and gain market share over the higher-cost major airlines, and as passenger traffic remains lower, managing costs has become more critical to the survival of some airlines. Labor costs are the airlines’ largest cost component—amounting to over 40 percent of some airlines’ operating costs—and reducing these costs is a key part of the recovery plans of several major airlines. In the past, cost reductions were achieved by improving labor productivity and by getting labor groups to restructure their wages, benefits, and work rules.

The most attractive domestic opportunities exist in the unfilled demand for aircraft leasing and financing among the mid-level, regional, and growing/emerging operators in North America. Since September 11th, most of the major airlines have reduced flight service by up to 20-30% on whole in an effort to reduce costs and services. The so-called “less-profitable” routes and cities have suffered the most, with many individual airports losing up to 40% of their flights. We are seeing new operators initiate service on these routes, to take advantage of specific geographic demand for quality air service, cost-effective operations and reasonable ticket prices.

Additionally, aviation operations are growing at rates well above 9% in many different geographic regions, and will provide unique aircraft financing opportunities in areas such as Asia, Africa, and South America. For example, while air cargo accounts for a constant 4% of domestic major carrier revenue, cargo operations in Asia currently represent over 9% of revenues, are growing at over 12% per year and correspond to 45% of world cargo market share.

Most commercial regional carrier and freight airlines that service developing countries are experiencing growth. Latin America and Asia are forecast to expand at the fastest rates. Latin America is beginning a period of increased aviation activity as many Latin American countries shift from highly regulated national flag carriers to a competitive market populated by private airlines. Due to steady economic growth, Asia’s aviation sector is growing again. A previously untapped market for travel within Asia is expected to grow at a rate of more than 8% through the year 2010. With GDP growth exceeding 10% per annum, China is a prime player in Asia’s aviation expansion, and is building new airports to accommodate forecast growth.

AVIATION ACTIVITY FORECASTS

	FORECAST			% ANNUAL GROWTH
	1997	1999	2008	1997-1999 1998-2008
EMPLANEMENTS
(MILLIONS)
Total	490.4	512.1	742.2	4.4	3.8
International	47.7	51.5	96.3	7.9	6.5
Latin America	17.3	19.2	39.2	10.9	7.9
Asia	14.1	14.9	26.9	5.7	5.9
Commuter/Regional	51.9	56.5	105.8	8.7	6.9

FLEET
Air Carrier	4363	4369	6063	0.8	2.9
Commuter/Regional	2157	2262	2936	4.9	2.9

The Secondary Suppliers Market

Spare engines and engine parts are needed to keep aircraft flying as depleted engines go into scheduled maintenance. Growth in passenger traffic and the resultant activation of surplus aircraft increases demand for spare engines and engine parts. Aircraft technology, engineering and maintenance predict that the installed engine fleet will grow 3% annually through the year 2005. (Charts from: Boeing - December 2004 includes Post-September 11, 2001 changes)

Increasing traffic, enlarging fleets and federal regulations contribute to a vigorous business atmosphere for the secondary supplier. The Continuing Aging Aircraft Program also adds to the demand for secondary market engines. This program mandates that parts be changed on a time based schedule rather than an inspection and wear schedule, thus increasing the rate at which all parts must be replaced. In turn, the demand for spare engines and parts increases.

Market Information
Customers - Our target customers include airlines, aircraft operators and owners, service and repair centers, entrepreneurs, investors, brokers, and airports throughout North and South America, Europe, Asia, and Africa. Our primary target customers are small start-up regional and commercial aircraft operators, international airlines and governments, and independent operators such as charter companies. Distributors or brokers are often involved or manage the transaction process. However, we prefer to work directly with clients, and forego the middlemen. (Charts from: Boeing - December 2004 includes Post-September 11, 2001 changes)

Most aircraft sales transactions are on a need driven and contract basis, when an airline identifies a new route or opportunity and seeks the equipment required to fulfill the mission. As aircraft are a costly capital asset, most airlines, especially smaller or new airlines, require financing or leases. Not that this is a negative. In fact, in many cases this is the appropriate and prudent business strategy for start-ups and small aviation companies that are not in a strong financial position to commit their capital to the purchase of an aircraft and aircraft parts.

Eagle Aero intends currently serves four markets: aircraft & engine vendors, suppliers, maintenance/overhaul shops and airlines. Sales in the industry tend to be on a contract-by-contract basis. Price, reputation and ability to streamline product delivery (short turn-around financing) are the most valued qualities in the market. The Company’s marketing strategy will focus on fulfilling the needs of its clients by offering individualized or customized service with high demand aircraft, through leasing or financing brokered to banks/lenders. Eagle Aero plans to initiate contact with prospective clients through international advertising, direct mailings and personal networking.

Eagle Aero intends to target sales to the largest distributors of secondary aircraft and/or engines and reputable businesses that serve all types of aircraft with differing engine models. In the case of engines, serviceable or ready-to-fly engines are marketed to engine supply companies, as these companies typically do not have the facilities to do major refurbishment work.

Eagle Aero plans to sell its products directly to smaller regional airlines, startup airlines and airlines of developing countries. These companies tend to purchase aircraft this are ‘ready-to-fly’ or they purchase engines that are serviceable.

Description of the Competition

Eagle Aero’s competitors come from many areas of the market. In fact, at any given time, a client may also become a competitor if they choose to find and purchase merchandise themselves rather than use a broker/lessor. Eagle Aero competes with banks and leasing companies like GE Capital, Tyco, Babcock & Brown, GATX, and ILFC. These companies predominantly focus on the large carriers. Engine supply companies may also be considered a threat.

Banks-Lessors- Brokers: Eagle Aero intends to become a niche supplier to the aviation marketplace. The large and established banks and lessors target the high-end (AAA to Bb) airlines. The small-regional-mid-market sector market is an opportunity for Eagle Aero because this niche market sector is virtually under-serviced and struggling for aircraft, financing, and/or competitive leases. Utilizing the same securitized and structured financing and leasing formulas of the banks and established lessors, Eagle Aero can develop a name for itself as a reliable lessor and sales agent.

Tier 1 Engine Vendors: The first tier of engine vendors comprises the largest suppliers of engines. These are highly reputable companies that serve all types of aircraft. Engine vendors charge premium prices for their merchandise. Eagle Aero can match and, in most cases, offer lower prices than Tier 1 companies, due to our ability to source engines (reconditioned and engines from surplus inventories) and our lower overhead costs in general.

Tier 11 Engine Vendors: Tier two engine vendors specialize in certain engine types and are inclined to offer merchandise to fit narrow-bodied aircraft or smaller. These companies usually obtain their merchandise from surplus inventories of defunct airlines. Eagle Aero intends to match or undercut their sale price.

Tier III Engine Vendors: Third tier engine vendors sell engines as a secondary line, emphasizing other parts as their first market. These vendors do not commit many resources to market their engine merchandise. Engine buyers usually do not contract these companies because of their limited inventory.

COMPLIANCE WITH GOVERNMENT REGULATION

We are subject to a wide range of governmental regulation by U.S. Federal, State and foreign governmental agencies. We are subject to regulation by, among others, the following authorities:

➢	U.S. Department of Transportation
➢	U.S. Federal Aviation Administration
➢	U.S. National Mediation Board, with respect to labor matters
➢	U.S. Federal Communications Commission, with respect to use of radio facilities
➢	U.S. Department of Defense, with respect to our military/government charter business
➢
U.S. Environmental Protection Agency and similar state and local authorities, primarily with respect to the use, discharge and disposal of hazardous materials at or from our maintenance and airport facilities

➢	similar authorities in foreign countries with respect to our international scheduled service and charter operations

Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. As such, we expect to incur expenses in connection with complying with government regulations.

In the last several years, Congress has passed laws, and the DOT and the FAA have issued regulations relating to the operation of airlines that have required significant expenditures. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. Unfavorable amendments to current laws, regulations and permits governing the operations of an airline, and more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures, which could result in a cessation of operations.  If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. In accordance with standard operating procedures for an airline, it is our intention to be in full compliance with all regulatory and legal requirements.

A modification, suspension or revocation of any of our authorizations or certificates issued by the regulatory authorities having jurisdiction over us, or institution of proceedings for non-compliance with the regulations of such authorities, could adversely impact our business.

EMPLOYEES

At present, we utilize the services of consultants and, as such, have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties, until we complete our planned acquisition of a charter air transportation services company. In the event that we are successful with our acquisition of the charter air transportation services company, we may add additional employees to staff the charter services operation. We may expand (or decrease) the size of our Board of Directors. However, none of the members of our Board of Directors receives a salary or benefits in any form, nor do we have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

Eagle Aero Holdings, Inc. was founded in the State of Delaware on May 12, 2004. Eagle Aero is a development stage company with no ongoing operations. Our principal executive offices are located at 7633 East 63rd St., Suite 300, Tulsa, Oklahoma, 74133 and our telephone number is 918-459-4542.

Eagle Aero is a development stage company with no ongoing operations. We presently do not have the funding to commence the operations outlined and detailed in this prospectus. Provided that we are successful with this offering, the Company plans to use the proceeds to initiate the acquisition of a charter air transportation services company.

Eagle Aero was formed to acquire, develop and operate charter and regional air transportation carriers, and aviation related businesses. Eagle Aero also plans to specialize in originating, structuring, arranging and managing aviation-focused financing and acquisitions. The principals and management of Eagle Aero have over 50 years of collective experience in the aviation industry, stemming from their backgrounds in the finance and lease of aircraft and aircraft engines, as well as their deep technical knowledge from years of “hands-on” work managing businesses that served both the commercial and military aviation markets.

Eagle Aero will offer a range of specialized finance, management and operational services that support existing air carriers, air cargo operators and new aviation business ventures. Eagle Aero’s team of industry professionals will use their 50 years of collective experience to guide clients of all sizes through the acquisition, integration of fleet services, operations and maintenance business phases.

Since our inception on May 12, 2004, we have generated no revenues. We commenced business in the 2004 fiscal year (ended December 31, 2005) and incurred a net loss of $817 in 2004, a net loss of $44,054 in 2005, and a net loss of $60 for the period (unaudited) beginning January 01, 2006 to February 28, 2006.

We will not receive any proceeds from the resale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months, as they relate to commencement and operation of our proposed charter air transportation services, have been and will continue to be significant.

Since our inception on May 12, 2004, we have funded our operations through equity offerings whereby we raised an aggregate $35,000 (see Item 26, “Recent Sales of Unregistered Securities” below for greater description). We will need to obtain additional financing in addition to the funding already raised through the sale of equity securities to fund our cash needs and continue our operations.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the fiscal year ended December 31, 2005, stating that our net loss of $44,054, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

PLAN OF OPERATION

Our business plan is to proceed with the proposed acquisition of the charter air transportation services company.

Over the next 12 months we intend to take a note against the credit line from Dutchess Private Equities Fund, LP for $1,000,000 to secure the acquisition of the target charter airline.

We also plan to draw down approximately $100,000 per month for each month of the first 12 months, in accordance with the provisions outlined in our agreement with Dutchess Private Equities Fund, so that we may finance and secure additional equipment to enhance the target charter airline’s operations, and to initiate new contracts for additional sports teams and government contracts, as well as the commencement of maintenance services.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we commence operations under the Eagle Aero brand - provided that we successfully complete the acquisition of the charter air transportation services company.

Eagle Aero is a development stage company with no current operations. We presently do not have the funding to commence the operations outlined and detailed in this prospectus. If we are successful with this offering, the Company plans to use the proceeds to initiate the acquisition of a charter air transportation services company and to commence charter air services operations.

LIQUIDITY AND CAPITAL RESOURCES

Our cash and cash equivalent balances were $0 at December 31, 2005, $550 at December 31, 2004 and $35,134 for the unaudited period from January 01 to February 28, 2006. Since our inception on May 12, 2004, we have incurred significant losses, and at December 31, 2004 we had an accumulated deficit of $817 and at December 31, 2005 we had an accumulated deficit of $44,871 (The accumulated deficit for the unaudited period ending February 28, 2006 was $44,931).

Net cash used in operating activities was $44,054 for the twelve months ended December 31, 2005 as compared to $817 for the seven months ended December 31, 2004 (The accumulated total for net cash used in operating activities for the unaudited period ending February 28, 2006 was $44,931). For the fiscal year ended December 31, 2005, general and administrative expense was $5,054 as compared to $817 for the fiscal year ended December 31, 2004. The increase in net cash used in operating activities of $44,054 was due primarily to consulting and advisory fees of approximately $39,000.

From inception on May 12, 2004 to December 31, 2005, net cash provided from the issuance of common stock through financing activities was $39,000. Net cash provided from the issuance of common stock through financing activities for the unaudited period from January 01 to February 28, 2006 was $35,000. Accumulative net cash provided from the issuance of common stock through financing activities from inception to the unaudited period ending February 28, 2006 was $35,000.

As at December 31, 2005, our operations have been funded through issuances of our common stock and shareholder loans whereby we raised an aggregate $79,869. From inception through to the unaudited period ending February 28, 2006, we raised an aggregate $41,063.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to utilize and rely on the agreement that is in place with Dutchess Private Equities Fund, LP, to raise capital to conduct our day-to-day operations, and to fully execute our business plan. We may need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through the sale of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $20,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board. We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions.

DESCRIPTION OF PROPERTY

The Company leases a 2100 square foot office space in Tulsa, Oklahoma. The rent for this location is $700.00 per month. The Company leases a second location in Ocala, Florida. The rent is $600.00 per month, the term is one-year and it is 2500 square feet.

FINANCIAL COMMITMENTS

The Company leases a 2100 square foot office space in Tulsa, Oklahoma. The rent for this location is $700.00 per month. The Company leases a second location in Ocala, Florida. The rent is $600.00 per month, the term is one-year and it is 2500 square feet.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation for fiscal years 2005 and 2004.

Summary Compensation Table
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation
Lee R. Snider, Chairman & CEO	2004 2005	NIL NIL	NIL NIL	NIL 20,000,000(1)
Stuart A. Carnie President	2004 2005	NIL NIL	NIL NIL	1,500(2) 19,000,000(2)
Russell W. Mentink, Vice President of Operations	2004 2005	NIL NIL	NIL NIL	NIL NIL
Christopher Brown, Director Of Commercial Leasing	2004 2005	NIL NIL	NIL NIL	NIL NIL
Robert W. Keddie, Director of Information Technology	2004 2005	NIL NIL	NIL NIL	NIL NIL

(1) In fiscal 2004, Mr. Carnie has received 1,500 shares of common stock in lieu of payment for consultant services at a deemed value of $2.00. In fiscal 2005, Mr. Carnie has received 19,000,000 shares of common stock in lieu of payment for consultant services at a deemed value of $19,000.

(2) In fiscal 2005, Mr. Snider has received 20,000,000 shares of common stock in lieu of payment for consultant services at a deemed value of $20,000.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our executive officers.

MARKET FOR COMMON EQUITY

Our common shares are not currently listed and do not currently trade on a public exchange.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each officer and director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eagle Aero Holdings, Corp (A development stage company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Eagle Aero Holdings, Corp (A development stage company) as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on May 12, 2004 through December 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Aero Holdings, Corp (A development stage company) as of December 31, 2004 and 2005 and the results of its operations and its cash flows for the period from inception on May 12, 2004 through December 31, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered Accountants
Las Vegas, Nevada
May 2, 2006

Moore & Associates (signed)

Las Vegas, Nevada	CHARTERED ACCOUNTANTS
May 2, 2006

EAGLE AERO HOLDINGS CORP.
Balance Sheet
(A development stage company)

	December 31, 2005	December 31, 2004
ASSETS
Current Assets

Cash & Equivalents	0	550

Total Current Assets	0	550

Fixed Assets	0	0

Total Fixed Assets	0	0

Total Assets	0	550

LIABILITIES
Current Liabilities

Shareholder Loans	5,869	1,365

Total Current Liabilities	5,869	1,365

Long Term Liabilities

Total Liabilities	5,869	1,365

Common Stock
100,001,500 authorized, par value $0.001 39,000,000 and 1,500 issued and outstanding on December, 2005	39,000	2
Retained Earnings (Deficit)	(44,869)	0
Total Stockholders Equity	(5,869)	(817)
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	0	550

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORP. Income Statement (A development stage company)

	December 31, 2005	December 31, 2004	Inception (May12, 2004) to December 31, 2005
Revenue	0	0	0

Expenses
Shares Issued in Exchange For Services	39,000	0	39,000
Other Administrative and Operating expenses	5,054	817	5,871
Total Expenses	44,054	817	44,871

Net Income (Loss)	(44,054)	(817)	(44,871)

Basic and Diluted (Loss) per share	(0.001)	(0.001)	(0.001)

Weighted Average Number of Shares	3,313,829	1,500	3,313,829

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS INC. Statement of Cashflows (A development stage company)

	December 31, 2005	December 31, 2004	Inception (May 12, 2004) to December 31, 2005
Cash Flow From Operating Activities
Net Income (Loss)	(44,054)	(817)	(44,871)

Accounts Payable and Accrued Liabilities	0	0	0
Net Cash from Operating Activities	(44,054)	(817)	(44,871)

Net Cash After Operating Activities.	(44,054)	(817)	(44,871)

Cash Flow from Financing Activities

Shareholder Loans	4,504	1365	5,869

Founders Investment and Share Subscritions Received	0	0	0
Net Cash from Financing Activities	4504	1365	5,869

Net Cash after Operating and Financial Activities	(39,550)	548	(39,002)

Cash Flow From Investing Activities

39,000,000 Shares issued in exchange for Services	39000	0	39000
Net Cash from Investing Activities	39000	0	39000

Net Cash After Operating, Financial & Investment Activities	(550)	550	0

Cash at Beginning of Period	550	0	0
Cash at end of Period	0	550	0

The accompanying notes are an integral part of these financial statements.

EAGLE AERO HOLDINGS CORPORATION STATEMENT OF STOCKHOLDER’S EQUITY (A development stage company) From Inception (May 12, 2004) to December 31, 2005

				Deficit Accumulated During
	Common Stock		Paid in	Development	Total
	Shares	Amount	Capital	Stage	Equity
Shares issued to founders at no par value	1,500	2

Net (Loss) for period				(817)	(817)
Balance, December 31, 2004	1,500	2		(817)	(817)

Shares issued, Owner Equity Issued in Lieu of Payment for Services at Par Value, December 15, 2005	39,000,000	39,000			39,000

Net (Loss) for period				(44,054)	(44,054)
Balance, December 31, 2005	39,001,500	39,000		(44,871)	(5,871)

The accompanying notes are an integralpart of these financial statements.

EAGLE AERO HOLDINGS CORPORATION.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was organized in the State of Delaware on May 12th, 2004.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception on May 12, 2004.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

NOTE 4. PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

NOTE 5. SEGMENT INFORMATION

Segment information is presented in accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information. This standard is based on a management approach, which requires segmentation based upon the Company’s internal organization and disclosure of revenue based upon internal accounting methods.

NOTE 6. OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations.

NOTE 7.   THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 148 Accounting for Stock-Based Compensation-Transition and Disclosure
Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities
This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150 Financial Instruments with Characteristics of both Liabilities and Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46)
Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.
The adoption of these new Statements is not expected to have a material effect on the Company’s financial position, results or operations, or cash flows.

NOTE 8. RELIANCE ON OFFICERS

The president and vice-president of the Company are the persons who have the experience to promote this enterprise. If they were to no longer able or willing to function in that capacity the Company would be negatively affected.

NOTE 9. ASSETS

The Assets are composed of funds in the company’s business bank account and funds held in trust.

Funds in bank account $ 0.00

Funds held in accounts of a Canadian Financial Institution, member of CDIC (Canadian Deposit Insurance Corp.) are insured up to cdn$ 100,000.00, per account per person. Funds held in foreign currency are not insured at all.

Eagle Aero Holdings Corp. has funds in US currency therefore none of its funds are insured under CDIC.

NOTE 10. LIABILITIES

The company has a line of credit with one of the shareholders for a maximum amount of $ 6,000. At the time of this report the balance due on the line of credit was $ 5,869. The agreement terminates on March 1st 2007 and interests are payable upon termination of this agreement.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

	AMOUNT
Securities and Exchange Commission Registration Fee		$1,700	*
Legal Fees and Expenses		18,300
Total	$	$ 20,000	*

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*Estimated amount

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since its inception on May 12, 2004, the registrant has issued and sold the following securities:

On May 12, 2004, the Company issued 1,500 shares at no par value in lieu of payment for services at a deemed value of $2.00.

In December 2005, the Company issued 39,000,000 shares to its founders at a price of $0.001 per share in lieu of payment for services at a deemed value of $39,000.00

In February 2005, the Company issued 5,000,000 to investors at a price of $0.007 per share for a total raise of $35,000 pursuant to Regulation D.

On March 13, 2006 Dutchess Private Equities Fund, L.P. committed to purchasing up to $15,000,000 of the Company’s stock over the course of thirty-six months, after a registration statement of the Company’s stock in which 30,000,000 common shares are being registered.

ITEM 27. INDEX TO EXHIBITS

REGULATION
S-B NUMBER EXHIBIT

3.1	Articles of Incorporation
3.2	Bylaws
23.1	Consent and Opinion of Aaron D. McGeary
23.2	Consent of Moore & Associates Chartered Accountants

ITEM 28. UNDERTAKINGS

The Company hereby undertakes to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Ocala, State of Florida, on May 02, 2006.

EAGLE AERO HOLDINGS CORP.

By:	/s/ Stuart A. Carney
Stuart A. Carney
Title: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Stuart A. Carney Stuart A. Carney	President and Director	May 02, 2006